UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2007

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614 (Commission File Number)	77-0138960 (IRS Employer Identification No.)
741 Calle Plano, Camarillo, California (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in a Form 8-K dated August 23, 2007, in connection with the proposed sale of certain assets relating to the Enclosure Management, Serial Attached SCSI, Serial Attached ATA expander and Baseboard Management products (the “Transferred Assets”) of Vitesse Semiconductor Corporation (the “Company”) to Maxim Integrated Products, Inc., the Company and certain subsidiaries of the Company executed a Letter Agreement, dated August 22, 2007 (the “Letter Agreement”), with the Lenders and the Agent under the Fourth Amended and Restated Loan Agreement, dated as of June 20, 2006, among the Company, certain subsidiaries of the Company, and the Lenders and the Agent named therein (the “2006 Loan Agreement”). A copy of the Letter Agreement is attached as Exhibit 10.2 to the Form 8-K, dated August 23, 2007, filed by the Company. The Company intends to pay in full all amounts outstanding under the 2006 Loan Agreement in connection with the closing of the sale of the Transferred Assets. In the event that all amounts outstanding under the 2006 Loan Agreement are not paid at the closing of the sale of the Transferred Assets, the Letter Agreement provides, among other things, that (i) the Company will pay the Lenders $45 million towards the amounts owed under the 2006 Loan Agreement, (ii) the Agent and the Lenders will release their liens on the Transferred Assets and (iii) the Lenders will receive warrants to acquire 2% of the Company’s common stock at an exercise price of $1.45 per share, subject to adjustment (the “Warrant”), and the covenants of the Company contained in the 2006 Loan Agreement will be amended in certain respects as set forth in the Letter Agreement.

On October 10, 2007, the Company entered into Amendment No. 1 to the 2006 Loan Agreement (the “Amendment”), a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The Amendment, among other things, provides for the Warrant, permits the sale of certain assets of the Company and certain investments by the Company in joint ventures, eliminates the ability of the Company to borrow an additional $25 million from a third party and adds a covenant requiring the Company to maintain a minimum revenue ratio as of the last day of each fiscal quarter.

The provisions of the Amendment, including the requirement of the Company to issue the Warrant, will not be operative if all amounts outstanding under the 2006 Loan Agreement are paid in full at the closing of the sale of the Transferred Assets or the closing of the sale of the Transferred Assets does not occur by November 20, 2007.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description
10.1

Amendment No. 1, dated October 10, 2007, to the Fourth Amended and Restated Loan Agreement, dated as of June 20, 2006, as amended, among the Company and the other Borrowers named therein, and the Lenders and Agent named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2007

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amendment No. 1, dated October 10, 2007, to the Fourth Amended and Restated Loan Agreement, dated as of June 20, 2006, as amended, among the Company and the other Borrowers named therein, and the Lenders and Agent named therein